EX-4
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SHARE CERTIFICATE

				Exhibit 4
			   [Share Certificate]

			  A New York Corporation

 Number								Shares

  XXX								  XXX


			CAPE COASTAL TRADING CORPORATION


		50,000,000 total authorized shares of COMMOM STOCK


The transfer of this security is restricted. See the Bylaws, or Shareholder Agreement for details


This Certifies that________________________ is the registered holder of ______________Shares Of the Common Stock of CAPE COASTAL TRADING COPORATION

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this
Certificate to be signed by its duly authorized officers and its
Corporate Seal to be hereunto affixed this          day of
                     A.D. 20    .

/s/ Trae O. High                               /s/ Kwajo M. Sarfoh
__________________				____________________
Secretary						President


			     (corporate seal)